Exhibit 10.1
AMENDMENT NO. 1
TO THE
CIGNA SUPPLEMENTAL PENSION PLAN OF 2005
(Effective as of January 1, 2005)
Under section 6.2 of the CIGNA Supplemental Pension Plan of 2005 (the “Plan”), CIGNA Corporation has retained the right to amend the Plan.
Section 3.5 of the Plan provides that no Participant shall accrue any Supplemental Pension Benefit under this Plan during any period in which benefit accruals under the Pension Plan have been suspended or cease.
CIGNA Corporation is amending Parts A and B of the Pension Plan to provide Participants will not earn any further benefits based on any Eligible Earnings paid after July 1, 2009.
Therefore, effective as of July 1, 2009, CIGNA Corporation amends the Plan as follows:
1.	Article II (“Eligibility”) is amended to add the following sentence to the end:
Notwithstanding the foregoing, the Plan is closed to new participants from and after July 1, 2009.
2.	Section 3.1 of Article III (“Accrual of Benefit”) is amended by adding the following opening sentence:
Notwithstanding any provision herein to the contrary, no benefits shall be accrued under the Plan with respect to any earnings paid after July 1, 2009.
3.	Section 6.3 of Article VI (“Change of Control”) is amended by deleting the section in its entirety.
CIGNA CORPORATION has caused this Amendment No. 1 to the CIGNA Supplemental Pension Plan of 2005 to be executed on June 30, 2009, by its duly authorized officer.

Attest:	CIGNA CORPORATION

/s/ Nicole S. Jones	By:	/s/ H. Edward Hanway

Nicole S. Jones		H. Edward Hanway
Corporate Secretary		Chairman and Chief Executive Officer